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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
Essex Portfolio L.P.:

We consent to inclusion in Amendment No. 2 to the Registration Statement (File No. 333-44467) on Form S-3 of Essex Portfolio, L.P. of our report dated January 30, 1998, relating to the consolidated balance sheets of Essex Portfolio, L.P. as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995 and the related consolidated financial statement schedule.

We also consent to incorporation by reference in the aforementioned registration statement of our report dated January 30, 1998, relating to the consolidated balance sheets of Essex Property Trust, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. for the years ended December 31, 1997, 1996 and 1995 and the related consolidated financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K.

We also consent to the reference to our firm under the heading "Experts" in the aforementioned registration statement.


                                                           KPMG PEAT MARWICK LLP

San Francisco, California
April 2, 1998